Exhibit 10.15.3
SECOND AMENDMENT TO THE
MARRIOTT INTERNATIONAL, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN

WHEREAS, Marriott International, Inc. (the “Company”) sponsors the Marriott International, Inc. Executive Deferred Compensation Plan, amended and restated February 11, 2022 and effective January 1, 2022;
WHEREAS, Sections 1.15 and 7.3(c) of the Plan permit the Company’s most senior human resources executive (the “HR Officer”) to amend the Plan any time and from time to time, provided that no such amendment materially increases the cost to the Company of maintaining the Plan;
WHEREAS, the HR Officer desires to clarify the eligibility determination process under the Plan, to enable such determinations prior to the enrollment period;
WHEREAS, the HR Officer desires to clarify the description of installments payments under the Plan; and
WHEREAS, such amendments do not materially increase the cost to the Company of maintaining the Plan;
NOW THEREFORE BE IT RESOLVED, Plan Section 1.19(a) (Participant) is replaced as follows effective for election years beginning on or after January 1, 2024:
(a)An Employee who satisfies all of the following:
(i)the Employee is eligible to participate in the Retirement Savings Plan as of a date in the Election Year;
(ii)the Employee meets or exceeds the “Eligibility Compensation Threshold” as set forth in subsection (1) or (2), as determined by the Administrator in its sole discretion immediately prior to the first day of the enrollment period for the Election Year (or upon date of hire during the enrollment year, if later):
(1)HCE Threshold: The Employee is classified as a Highly Compensated Employee in the Company’s payroll system, for the calendar year immediately preceding the Election Year.
(2)Base Salary Rate: The Employee’s base salary rate equals or exceeds $150,000 immediately prior to the first day of the enrollment period for the Election Year.
(iii)the Employee is classified in a position with a compensation grade level described in the table below, as determined immediately prior to the first day of the enrollment period for the Election Year (or upon date of hire during the enrollment year, if later):

Compensation Grade Level
For all positions other than those listed below	U.S. Grade / Market Reference Code 11 or higher Grade 53 or higher
For General Managers	U.S. Operations Grade 85 or higher
For General Managers of Marriott Select Brands (MSB)	U.S. Operations Grade 84 or higher

Exhibit 10.15.3

(iv)the Employee is exempt from the minimum wage and overtime provisions under the Fair Labor Standards Act; and
(v)the Employee is not employed as a temporary Employee in the Company’s Flex Staffing units.
An Employee will become a Participant on the first day of an Election Year only if the Administrator has determined, in its sole discretion, that the Employee met all the conditions of the preceding paragraph (except subparagraph (a)(i)) immediately prior to enrollment.
BE IT FURTHER RESOLVED, Plan Section 4.2(a) (Distribution Following Separation from Service) is amended by replacing subsection (iii) as follows, solely to clarify ambiguous plan terms, effective for election years beginning on or after January 1, 2024:
(iii)five (5) annual cash installments commencing in January of the sixth year following such Participant’s Separation from Service and continuing in each of the four (4) immediately following years.
BE IT FURTHER RESOLVED, Plan Section 4.4 (Changes in Distribution Election) is amended by replacing subsection (ii)(C) as follows, solely to clarify ambiguous plan terms, effective for election years beginning on or after January 1, 2024:
(C)all such changes in distribution elections must provide for distributions to be paid in five (5) annual installments commencing in January of the sixth year following Separation from Service, except upon death or Permanent Disability

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IN WITNESS WHEREOF, the HR Officer has adopted this resolution and amendment this 14th day of October, 2023.

/s/ Benjamin T. Breland
Benjamin T. Breland,
Executive Vice President and Chief Human Resources Officer